EXHIBIT 21

LIST OF SUBSIDIARIES

                                                               Jurisdiction of               Name Under Which
                                                   Subsidiary                                           Incorporation        Subsidiary Does Business
                                                   -------------                                          -----------------        -------------------------------

                                            Cordia Communications Corp.                   Nevada

Cordia Communications Corp.

                                            My Tel Co, Inc.                                          New York               My Tel Co, Inc.

                                            CordiaIP Corp.                                           Nevada                    CordiaIP Corp.